Exhibit 99.1

Earnings Release and
Supplemental Financial and Operating Information

For the Three Months and Year Ended
December 31, 2017

Earnings Release and Supplemental Financial and Operating Information

Contact: Katie Reinsmidt, EVP - Chief Investment Officer, 423.490.8301, katie.reinsmidt@cblproperties.com

CBL & ASSOCIATES PROPERTIES REPORTS RESULTS FOR FOURTH QUARTER AND FULL-YEAR 2017

CHATTANOOGA, Tenn. (February 8, 2018) – CBL & Associates Properties, Inc. (NYSE:CBL) announced results for the fourth quarter and year ended December 31, 2017. A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP financial measure is located at the end of this news release.

	Three Months Ended December 31,			Year Ended December 31,
	2017	2016	%	2017	2016	%
Net income attributable to common shareholders per diluted share	$0.15	$0.34	(55.9)%	$0.44	$0.75	(41.3)%
Funds from Operations ("FFO") per diluted share	$0.55	$0.72	(23.6)%	$2.18	$2.69	(19.0)%
FFO, as adjusted, per diluted share (1)	$0.56	$0.68	(17.6)%	$2.08	$2.41	(13.7)%
(1) For a reconciliation of FFO to FFO, as adjusted, for the periods presented, please refer to the footnotes to the Company's reconciliation of net income attributable to common shareholders to FFO allocable to Operating Partnership common unitholders on page 9 of this earnings release.

KEY TAKEAWAYS:

•
FFO per diluted share, as adjusted, was $0.56 in the fourth quarter 2017 compared to $0.68 in the prior year period. Major items impacting fourth quarter 2017 FFO, as adjusted, include approximately $0.03 per share of dilution from asset sales, $0.06 lower property net operating income primarily due to retail bankruptcies and $0.04 per share due to lower gains on outparcel sales.

•
FFO per diluted share, as adjusted, was $2.08 for 2017, compared with $2.41 in the prior-year period. Major items impacting 2017 FFO, as adjusted, include approximately $0.15 per share of dilution from asset sales, $0.09 per share lower property net operating income primarily due to retail bankruptcies, $0.09 per share higher interest expense and $0.02 per share lower gains on outparcel sales.

•	Same-center NOI declined 2.9% for the year ended December 31, 2017, and 6.7% for the fourth quarter 2017, over the prior-year periods.

•	Average gross rent per square foot declined 5.4% for stabilized mall leases signed in 2017 over the prior rate.

•	Total portfolio occupancy at December 31, 2017 was 93.2%, representing a decline of 160 basis points from the prior year-end.
•Same-center sales per square foot for 2017 were $372, a decline of 1.8% compared with $379 for 2016.

•	In 2017, CBL has completed gross asset sales of more than $190 million, including approximately $27 million in outparcel sales.
•In 2017, CBL completed more than $1.1 billion of financing activity.

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CBL's President & CEO, Stephen D. Lebovitz, commented, "Fourth quarter results and our outlook for 2018 reflect the impact of significant retailer bankruptcies, store closings and rent adjustments during 2017. Looking ahead, we are encouraged by the stronger holiday results compared to 2016 and generally more positive retail sentiment.  We are also focused on effectively executing our property transformation strategy by diversifying the offerings at our centers. We are adding dining, entertainment, value retail, fitness, service and other new uses to generate additional traffic. Recently, we announced an anchor redevelopment project at Eastland Mall as well as the redevelopment of two recaptured Sears Auto Centers and will announce additional projects throughout the year.

"Our balance sheet is well-positioned to support this strategy with a longer maturity profile and minimal near-term maturities.  In addition, we fund the majority of our redevelopment and capital expenditures using our significant portfolio free-cash-flow, which allows us to generate new income on a leverage neutral basis.  Looking forward, we expect some continued headwinds from retailers; however, we are encouraged that many of these companies are adopting new technologies that are driving increased store traffic and sales.  Our goal for 2018 is to stabilize the performance of our portfolio and accelerate the reinvention of our properties, positioning CBL for growth in 2019 and beyond."

Net income attributable to common shareholders for the fourth quarter 2017 was $25.2 million, or $0.15 per diluted share, compared with net income of $57.6 million, or $0.34 per diluted share for the fourth quarter 2016.

Net income attributable to common shareholders for 2017 was $76.0 million, or $0.44 per diluted share, compared with net income of $128.0 million, or $0.75 per diluted share, for 2016.

FFO allocable to common shareholders, as adjusted, for the fourth quarter of 2017 was $96.4 million, or $0.56 per diluted share, compared with $116.6 million, or $0.68 per diluted share, for the fourth quarter of 2016. FFO allocable to the Operating Partnership common unitholders, as adjusted, for the fourth quarter of 2017 was $112.3 million compared with $135.9 million for the fourth quarter of 2016.
FFO allocable to common shareholders, as adjusted, for 2017 was $355.1 million, or $2.08 per diluted share, compared with $411.0 million, or $2.41 per diluted share, for 2016. FFO allocable to the Operating Partnership common unitholders, as adjusted, for 2017 was $413.7 million compared with $480.8 million for 2016.
Percentage change in same-center Net Operating Income ("NOI")(1):

	Three Months Ended December 31,	Year Ended December 31,
	2017	2017
Portfolio same-center NOI	(6.7)%	(2.9)%
Mall same-center NOI	(7.3)%	(3.5)%
(1) CBL's definition of same-center NOI excludes the impact of lease termination fees and certain non-cash items of straight line rents, write-offs of landlord inducements, and net amortization of acquired above and below market leases.

MAJOR ITEMS IMPACTING SAME-CENTER NOI RESULTS FOR 2017

▪	NOI declined $20.1 million during 2017, due to a $20.6 million decrease in revenue offset by a $0.5 million decrease in expense.

▪	Minimum rents, tenant reimbursements and other income and revenues declined $12.8 million, primarily related to store closures and rent concessions related to tenants in bankruptcy.

▪	Other rents, including business development and short-term specialty leasing, declined $3.0 million.

▪	Percentage rents declined $4.8 million, due to the decline in sales.

▪	Property operating expense increased $0.3 million, real estate tax expense increased $3.3 million, offset by a $4.1 million decline in maintenance and repair expense.

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PORTFOLIO OPERATIONAL RESULTS

Occupancy:

	As of December 31,
	2017	2016
Portfolio occupancy	93.2%	94.8%
Mall portfolio	92.0%	94.1%
Same-center malls	92.2%	94.0%
Stabilized malls	92.1%	94.2%
Non-stabilized malls (1)	88.4%	92.8%
Associated centers	97.9%	96.9%
Community centers	96.8%	98.2%
(1) Represents occupancy for The Outlet Shoppes at Laredo and The Outlet Shoppes of the Bluegrass as of December 31, 2017 and occupancy for The Outlet Shoppes of the Bluegrass and The Outlet Shoppes at Atlanta as of December 31, 2016.

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet:

% Change in Average Gross Rent Per Square Foot
	Three Months Ended December 31,	Year Ended December 31,
	2017	2017
Stabilized Malls	(9.8)%	(5.4)%
New leases	0.5%	9.0%
Renewal leases	(11.1)%	(8.7)%

Same-center Sales Per Square Foot for Mall Tenants 10,000 Square Feet or Less:

	Year Ended December 31,
	2017	2016	% Change
Stabilized mall same-center sales per square foot	$372	$379	(1.8)%
Stabilized mall sales per square foot	$372	$376	(1.1)%

DISPOSITIONS
In 2017, CBL completed the sale of two office buildings, interests in three malls and one outlet center for a gross sales price (at CBL's share) of $166.25 million.

CBL also completed the sale of several outparcel locations generating aggregate gross proceeds of approximately $27 million.

FINANCING ACTIVITY
In 2017, CBL completed over $1.1 billion in financing activity including the following transactions:

•
On September 1, 2017, CBL's majority-owned operating partnership subsidiary, CBL & Associates Limited Partnership (the "Operating Partnership"), closed on an offering of $225 million aggregate principal amount of its 5.950% Senior Notes Due 2026 (the "notes").

•
In July, CBL completed the extension and modification of two unsecured term loans totaling $535 million. CBL expects to reduce the outstanding balance of the $490 million term loan by $190 million in July 2018.

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•
CBL retired loans totaling $350.9 million with a weighted average interest rate of 6.4%. The loans were secured separately by seven properties, each of which were added to CBL's unencumbered pool of assets.

In April, the $122.4 million loan secured by Acadiana Mall in Lafayette, LA, matured. After negotiations with the lender to seek a modification of the existing loan, CBL and the lender were not able to reach a satisfactory agreement. The property is in receivership and foreclosure proceedings have commenced.

In January 2018, CBL retired the $37.3 million loan secured by Kirkwood Mall in Bismarck, ND, using availability on its lines of credit. The loan bore an interest rate of 5.85% and was scheduled to mature in April 2018.

REDEVELOPMENT
During the fourth quarter, CBL announced details of its transformation plan for Eastland Mall in Bloomington, IL. Global fashion retailer H&M and popular fitness center Planet Fitness will join the center as part of the redevelopment of the former JCPenney store. In addition to H&M and Planet Fitness, Outback Steakhouse is also slated to join the line-up at Eastland Mall. Construction has commenced with openings planned for later this year.

OUTLOOK AND GUIDANCE
CBL is providing 2018 FFO guidance in the range of $1.70 - $1.80 per diluted share. Guidance incorporates a full-year budgeted impact of loss in rent related to 2017 tenant bankruptcies, store closures and rent adjustments net of expected new leasing as well as a reserve in the range of $10.0 - $20.0 million (the "Reserve") for potential future unbudgeted loss in rent from tenant bankruptcies, store closures or lease modifications that may occur in 2018. Detail of assumptions underlying guidance follows:

	Low	High
2018 FFO per share (Includes the Reserve)	$1.70	$1.80
2018 Change in Same-Center NOI ("SC NOI") (Includes the Reserve)	(6.75)%	(5.25)%
Reserve for unbudgeted lost rents included in SC NOI and FFO	$20.0 million	$10.0 million
Gain on outparcel sales	$7.0 million	$10.0 million
Estimated 2018 Dividend Per Common Share (1)	$0.80	$0.80
(1) Subject to Board approval

Assumptions underlying the change in 2018 Same-Center NOI are as follows:

	Estimated Impact to 2018 SC NOI	Explanation
New Leasing/Contractual Rent Increases	3.2%
Store Closures/Non-renewals	(3.0)%	Includes 2017 actual and budgeted 2018 store closures at natural lease maturation as well as mid-term store closures primarily related to tenants in bankruptcy
Lease Renewals	(2.9)%	Impact of net lease renewals completed in 2017 and budgeted for 2018, including certain tenants in bankruptcy reorganization
Lease Modifications	(1.1)%	Mid-term lease modifications completed in 2017 and budgeted for 2018
Reserve for lost rents	(2.2)%	Mid-point ($15M) of reserve for future unbudgeted lost rents
Property Operating Expense	—%
Total 2018 SC NOI Change at Midpoint	(6.0)%

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Reconciliation of major variances in 2017 FFO, as adjusted, per share to 2018 FFO per share guidance at mid-point:

2017 FFO per share, as adjusted	$2.08
Change in SC NOI (excluding reserve for unbudgeted lost rents)	(0.14)
Reserve for unbudgeted lost rents ($15M)	(0.08)
Outparcel Sales Gains	(0.05)
Dilution from 2017 Asset Sales	(0.05)
Net Interest Expense (pro rata share of consolidated and unconsolidated)	0.01
Net Impact of Non-Core and Other Corporate Items	(0.02)
Mid-point of 2018 FFO per share guidance	$1.75
Reconciliation of GAAP net income to 2018 FFO per share guidance:

	Low	High
Expected diluted earnings per common share	$0.11	$0.21
Adjust to fully converted shares from common shares	(0.01)	(0.02)
Expected earnings per diluted, fully converted common share	0.10	0.19
Add: depreciation and amortization	1.58	1.58
Add: noncontrolling interest in earnings of Operating Partnership	0.02	0.03
Expected FFO per diluted, fully converted common share	$1.70	$1.80

INVESTOR CONFERENCE CALL AND WEBCAST
CBL & Associates Properties, Inc. will conduct a conference call at 11:00 a.m. ET on Friday, February 9, 2018, to discuss its fourth quarter and full year results. The number to call for this interactive teleconference is (888) 317-6003 or (412) 317-6061 and enter the confirmation number 6695155.  A replay of the conference call will be available through February 16, 2018, by dialing (877) 344-7529 or (412) 317-0088 and entering the confirmation number 10114768. A transcript of the Company's prepared remarks will be furnished on a Form 8-K following the conference call.

To receive the CBL & Associates Properties, Inc., fourth quarter and full year earnings release and supplemental information please visit the Investing section of our website at cblproperties.com or contact Investor Relations at (423) 490-8312.

The Company will also provide an online webcast and rebroadcast of its 2017 fourth quarter and full year earnings release conference call. The live broadcast of the quarterly conference call will be available online at cblproperties.com on Friday, February 9, 2017 beginning at 11:00 a.m. ET. The online replay will follow shortly after the call and continue for three months.

ABOUT CBL & ASSOCIATES PROPERTIES, INC.
Headquartered in Chattanooga, TN, CBL is one of the largest and most active owners and developers of malls and shopping centers in the United States. CBL owns, holds interests in or manages 119 properties, including 76 regional malls/open-air centers. The properties are located in 27 states and total 74.4 million square feet including 6.2 million square feet of non-owned shopping centers managed for third parties. Additional information can be found at cblproperties.com.

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NON-GAAP FINANCIAL MEASURES
Funds From Operations
FFO is a widely used measure of the operating performance of real estate companies that supplements net income (loss) determined in accordance with GAAP. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (loss) (computed in accordance with GAAP) excluding gains or losses on sales of depreciable operating properties and impairment losses of depreciable properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests. Adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests are calculated on the same basis. We define FFO as defined above by NAREIT less dividends on preferred stock of the Company or distributions on preferred units of the Operating Partnership, as applicable. The Company’s method of calculating FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

The Company believes that FFO provides an additional indicator of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes the value of real estate assets declines predictably over time. Since values of well-maintained real estate assets have historically risen with market conditions, the Company believes that FFO enhances investors’ understanding of its operating performance. The use of FFO as an indicator of financial performance is influenced not only by the operations of the Company’s properties and interest rates, but also by its capital structure. The Company presents both FFO allocable to Operating Partnership common unitholders and FFO allocable to common shareholders, as it believes that both are useful performance measures. The Company believes FFO allocable to Operating Partnership common unitholders is a useful performance measure since it conducts substantially all of its business through its Operating Partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company’s common shareholders and the noncontrolling interest in the Operating Partnership. The Company believes FFO allocable to its common shareholders is a useful performance measure because it is the performance measure that is most directly comparable to net income (loss) attributable to its common shareholders.

In the reconciliation of net income attributable to the Company's common shareholders to FFO allocable to operating partnership common unitholders, located in this earnings release, the Company makes an adjustment to add back noncontrolling interest in income (loss) of its Operating Partnership in order to arrive at FFO of its Operating Partnership. The Company then applies a percentage to FFO of its Operating Partnership in order to arrive at FFO of the Operating Partnership common unitholders. The percentage is computed by taking the weighted average number of common shares outstanding for the period and dividing it by the sum of the weighted average number of common shares outstanding for the period and the weighted average number of Operating Partnership units outstanding during the period.

FFO does not represent cash flows from operations as defined by accounting principles generally accepted in the United States, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered as an alternative to net income (loss) for purposes of evaluating the Company’s operating performance or to cash flow as a measure of liquidity.

The Company believes that it is important to identify the impact of certain significant items on its FFO measures for a reader to have a complete understanding of the Company’s results of operations. Therefore, the Company has also presented adjusted FFO measures excluding these significant items from the applicable periods. Please refer to the reconciliation of net income (loss) attributable to common shareholders to FFO allocable to Operating Partnership common unitholders on page 9 of this earnings release for a description of these adjustments.

Same-center Net Operating Income
NOI is a supplemental measure of the operating performance of the Company's shopping centers and other properties. The Company defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income) less property operating expenses (property operating, real estate taxes and maintenance and repairs).

We believe that presenting NOI and same-center NOI (described below) based on our Operating Partnership’s pro rata share of both consolidated and unconsolidated properties is useful since we conduct substantially all of our business through our Operating Partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of our common shareholders and the noncontrolling interest in the Operating Partnership. The Company computes NOI based on the Operating Partnership's pro rata share of both

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consolidated and unconsolidated properties. The Company's definition of NOI may be different than that used by other companies and, accordingly, the Company's NOI may not be comparable to that of other companies.

Since NOI includes only those revenues and expenses related to the operations of its shopping center and other properties, the Company believes that same-center NOI provides a measure that reflects trends in occupancy rates, rental rates and operating costs and the impact of those trends on the Company's results of operations. The Company’s calculation of same-center NOI also excludes lease termination income, straight-line rent adjustments, and amortization of above and below market lease intangibles in order to enhance the comparability of results from one period to another, as these items can be impacted by one-time events that may distort same-center NOI trends and may result in same-center NOI that is not indicative of the ongoing operations of the Company’s shopping center and other properties. A reconciliation of same-center NOI to net income is located at the end of this earnings release.

Pro Rata Share of Debt
The Company presents debt based on its pro rata ownership share (including the Company's pro rata share of unconsolidated affiliates and excluding noncontrolling interests' share of consolidated properties) because it believes this provides investors a clearer understanding of the Company's total debt obligations which affect the Company's liquidity. A reconciliation of the Company's pro rata share of debt to the amount of debt on the Company's consolidated balance sheet is located at the end of this earnings release.

Information included herein contains "forward-looking statements" within the meaning of the federal securities laws. Such statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual events, financial and otherwise, may differ materially from the events and results discussed in the forward-looking statements. The reader is directed to the Company's various filings with the Securities and Exchange Commission, including without limitation the Company's Annual Report on Form 10-K, and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included therein, for a discussion of such risks and uncertainties.

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CBL & Associates Properties, Inc.
Supplemental Financial and Operating Information
For the Three Months and Year Ended December 31, 2017
Consolidated Statements of Operations
(Unaudited; in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
REVENUES:
Minimum rents	$155,966	$168,276	$624,161	$670,565
Percentage rents	4,747	7,213	11,874	17,803
Other rents	7,837	9,363	19,008	23,110
Tenant reimbursements	61,975	67,487	254,552	280,438
Management, development and leasing fees	3,235	4,100	11,982	14,925
Other	1,596	2,054	5,675	21,416
Total revenues	235,356	258,493	927,252	1,028,257
OPERATING EXPENSES:
Property operating	31,780	32,956	128,030	137,760
Depreciation and amortization	73,629	72,188	299,090	292,693
Real estate taxes	21,574	21,756	83,917	90,110
Maintenance and repairs	12,284	14,012	48,606	53,586
General and administrative	13,064	16,467	58,466	63,332
Loss on impairment	—	86	71,401	116,822
Other	29	13	5,180	20,326
Total operating expenses	152,360	157,478	694,690	774,629
Income from operations	82,996	101,015	232,562	253,628
Interest and other income	471	462	1,706	1,524
Interest expense	(53,501)	(53,608)	(218,680)	(216,318)
Gain on extinguishment of debt	—	—	30,927	—
Gain (loss) on investments	—	7,534	(6,197)	7,534
Income tax benefit (provision)	(2,851)	(911)	1,933	2,063
Equity in earnings of unconsolidated affiliates	6,535	10,316	22,939	117,533
Income from continuing operations before gain on sales of real estate assets	33,650	64,808	65,190	165,964
Gain on sales of real estate assets	6,888	15,064	93,792	29,567
Net income	40,538	79,872	158,982	195,531
Net income attributable to noncontrolling interests in:
Operating Partnership	(3,950)	(9,481)	(12,652)	(21,537)
Other consolidated subsidiaries	(124)	(1,561)	(25,390)	(1,112)
Net income attributable to the Company	36,464	68,830	120,940	172,882
Preferred dividends	(11,223)	(11,223)	(44,892)	(44,892)
Net income attributable to common shareholders	$25,241	$57,607	$76,048	$127,990

Basic per share data attributable to common shareholders:
Net income attributable to common shareholders	$0.15	$0.34	$0.44	$0.75
Weighted-average common shares outstanding	171,098	170,793	171,070	170,762

Diluted per share data attributable to common shareholders:
Net income attributable to common shareholders	$0.15	$0.34	$0.44	$0.75
Weighted-average common and potential dilutive common shares outstanding	171,098	171,089	171,070	170,836

CBL & Associates Properties, Inc.
Supplemental Financial and Operating Information
For the Three Months and Year Ended December 31, 2017
The Company's reconciliation of net income attributable to common shareholders to FFO allocable to Operating Partnership common unitholders is as follows:
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net income attributable to common shareholders	$25,241	$57,607	$76,048	$127,990
Noncontrolling interest in income of Operating Partnership	3,950	9,481	12,652	21,537
Depreciation and amortization expense of:
Consolidated properties	73,629	72,188	299,090	292,693
Unconsolidated affiliates	9,591	9,516	38,124	38,606
Non-real estate assets	(936)	(757)	(3,526)	(3,154)
Noncontrolling interests' share of depreciation and amortization	(2,186)	(2,075)	(8,977)	(8,760)
Loss on impairment, net of taxes	—	37	70,185	115,027
Gain on depreciable property, net of taxes and noncontrolling interests' share	(222)	(1,535)	(48,983)	(45,741)
FFO allocable to Operating Partnership common unitholders	109,067	144,462	434,613	538,198
Litigation expense (1)	34	259	103	2,567
Nonrecurring professional fees expense (reimbursement) (1)	—	477	(919)	2,258
(Gain) loss on investments, net of taxes (2)	—	(7,034)	6,197	(7,034)
Equity in earnings from disposals of unconsolidated affiliates (3)	—	(3,758)	—	(58,243)
Non-cash default interest expense (4)	921	1,466	5,319	2,840
Impact of new tax law on income tax expense	2,309	—	2,309	—
(Gain) loss on extinguishment of debt, net of noncontrolling interests' share (5)	—	—	(33,902)	197
FFO allocable to Operating Partnership common unitholders, as adjusted	$112,331	$135,872	$413,720	$480,783

FFO per diluted share	$0.55	$0.72	$2.18	$2.69

FFO, as adjusted, per diluted share	$0.56	$0.68	$2.08	$2.41

Weighted average common and potential dilutive common shares outstanding with Operating Partnership units fully converted	199,314	199,381	199,322	199,838
(1) Litigation expense and nonrecurring professional fees expense are included in General and Administrative expense in the Consolidated Statements of Operations. Nonrecurring professional fees reimbursement is included in Interest and Other Income in the Consolidated Statements of Operations.

(2) The year ended December 31, 2017 includes a loss on investment related to the write down of our 25% interest in River Ridge Mall JV, LLC based on the contract price to sell such interest to the joint venture partner. The sale closed in August 2017. The three months and the year ended December 31, 2016 includes a gain of $10,136 related to the redemption of the Company’s 2007 investment in a Chinese real estate company, less related taxes of $500, partially offset by a $2,602 loss related to the Company’s exit from its consolidated joint venture that provided security and maintenance services to third parties.

(3) For the three months and the year ended December 31, 2016, includes $3,758 related to the sale of four office buildings. For the year ended December 31, 2016, includes $28,146 related to the foreclosure of the loan secured by Gulf Coast Town Center and $26,373 related to the sale of our 50% interest in Triangle Town Center.

(4) The three months and year ended December 31, 2017 includes default interest expense related to Acadiana Mall. The year ended December 31, 2017 also includes default interest expense related to Chesterfield Mall, Midland Mall and Wausau Center. The three months and year ended December 31, 2016 includes default interest expense relate to Chesterfield Mall, Midland Mall and Wausau Center.

(5) The year ended December 31, 2017 includes a $6,851 gain on extinguishment of debt related to the non-recourse loan secured by Wausau Center, which was conveyed to the lender in the third quarter of 2017, which was partially offset by a loss on extinguishment of debt related to a prepayment fee of $371 related to the early retirement of a mortgage loan, a gain on extinguishment of debt related to the non-recourse loan secured by Chesterfield Mall, which was conveyed to the lender in the second quarter of 2017, a loss on extinguishment of debt related to a prepayment fee on the early retirement of the loans secured by The Outlet Shoppes at Oklahoma City, which was sold in the second quarter of 2017, and a gain on extinguishment of debt related to the non-recourse loan secured by Midland Mall, which was conveyed to the lender in the first quarter of 2017.

The reconciliation of diluted EPS to FFO per diluted share is as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Diluted EPS attributable to common shareholders	$0.15	$0.34	$0.44	$0.75
Eliminate amounts per share excluded from FFO:
Depreciation and amortization expense, including amounts from consolidated properties, unconsolidated affiliates, non-real estate assets and excluding amounts allocated to noncontrolling interests	0.40	0.40	1.64	1.60
Loss on impairment, net of taxes	—	—	0.35	0.57
Gain on depreciable property, net of taxes and noncontrolling interests' share	—	(0.02)	(0.25)	(0.23)
FFO per diluted share	$0.55	$0.72	$2.18	$2.69

The reconciliations of FFO allocable to Operating Partnership common unitholders to FFO allocable to common shareholders, including and excluding the adjustments noted above, are as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
FFO allocable to Operating Partnership common unitholders	$109,067	$144,462	$434,613	$538,198
Percentage allocable to common shareholders (1)	85.84%	85.79%	85.83%	85.48%
FFO allocable to common shareholders	$93,623	$123,934	$373,028	$460,052

FFO allocable to Operating Partnership common unitholders, as adjusted	$112,331	$135,872	$413,720	$480,783
Percentage allocable to common shareholders (1)	85.84%	85.79%	85.83%	85.48%
FFO allocable to common shareholders, as adjusted	$96,425	$116,565	$355,096	$410,973
(1) Represents the weighted average number of common shares outstanding for the period divided by the sum of the weighted average number of common shares and the weighted average number of Operating Partnership units outstanding during the period. See the reconciliation of shares and Operating Partnership units outstanding on page 15.

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
SUPPLEMENTAL FFO INFORMATION:
Lease termination fees	$2,042	$9	$4,036	$2,211
Lease termination fees per share	$0.01	$—	$0.02	$0.01

Straight-line rental income (including write-offs)	$(197)	$(1,175)	$31	$(985)
Straight-line rental income (including write-offs) per share	$—	$(0.01)	$—	$—

Gains on outparcel sales	$6,678	$13,269	$18,374	$21,621
Gains on outparcel sales per share	$0.03	$0.07	$0.09	$0.11

Net amortization of acquired above- and below-market leases	$903	$301	$4,365	$3,066
Net amortization of acquired above- and below-market leases per share	$—	$—	$0.02	$0.02

Net amortization of debt (premiums) discounts	$140	$519	$(632)	$2,519
Net amortization of debt (premiums) discounts per share	$—	$—	$—	$0.01

Income tax benefit (provision) prior to impact of 2017 tax law	$(542)	$(911)	$4,242	$2,063
Income tax benefit (provision) prior to impact of 2017 tax law per share	$—	$—	$0.02	$0.01

Impact of new tax law on income tax expense	$(2,309)	$—	$(2,309)	$—
Impact of new tax law on income tax expense per share	$(0.01)	$—	$(0.01)	$—

Abandoned projects expense	$(29)	$(12)	$(5,180)	$(56)
Abandoned projects expense per share	$—	$—	$(0.03)	$—

Gain (loss) on extinguishment of debt, net of noncontrolling interests' share	$—	$—	$33,902	$(197)
Gain (loss) on extinguishment of debt, net of noncontrolling interests' share, per share	$—	$—	$0.17	$—

Non cash default interest expense	$(921)	$(1,466)	$(5,319)	$(2,840)
Non cash default interest expense per share	$—	$(0.01)	$(0.03)	$(0.01)

Gain (loss) on investments, net of tax	$—	$7,034	$(6,197)	$7,034
Gain (loss) on investments, net of tax per share	$—	$0.04	$(0.03)	$0.04

Equity in earnings from disposals of unconsolidated affiliates	$—	$3,758	$—	$58,243
Equity in earnings from disposals of unconsolidated affiliates per share	$—	$0.02	$—	$0.29

Interest capitalized	$554	$690	$2,230	$2,302
Interest capitalized per share	$—	$—	$0.01	$0.01

Litigation expenses	$(34)	$(259)	$(103)	$(2,567)
Litigation expenses per share	$—	$—	$—	$(0.01)

Nonrecurring professional fees (expense) reimbursement	$—	$(477)	$919	$(2,258)
Nonrecurring professional fees (expense) reimbursement per share	$—	$—	$—	$(0.01)

	As of December 31,
	2017	2016
Straight-line rent receivable	$61,506	$67,086

CBL & Associates Properties, Inc.
Supplemental Financial and Operating Information
For the Three Months and Year Ended December 31, 2017
Same-center Net Operating Income
(Dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net income	$40,538	$79,872	$158,982	$195,531

Adjustments:
Depreciation and amortization	73,629	72,188	299,090	292,693
Depreciation and amortization from unconsolidated affiliates	9,591	9,516	38,124	38,606
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(2,186)	(2,075)	(8,977)	(8,760)
Interest expense	53,501	53,608	218,680	216,318
Interest expense from unconsolidated affiliates	6,268	6,296	25,083	26,083
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,902)	(1,689)	(7,062)	(6,815)
Abandoned projects expense	29	12	5,180	56
Gain on sales of real estate assets	(6,888)	(15,064)	(93,792)	(29,567)
Gain on sales of real estate assets of unconsolidated affiliates	(12)	(4,090)	(201)	(97,430)
Noncontrolling interests' share of gain on sales of real estate assets in other consolidated subsidiaries	—	—	26,639	—
(Gain) loss on investments	—	(7,534)	6,197	(7,534)
(Gain) loss on extinguishment of debt	—	—	(30,927)	197
Noncontrolling interests' share of loss on extinguishment of debt in other consolidated subsidiaries	—	—	(2,975)	—
Loss on impairment	—	86	71,401	116,822
Income tax (benefit) provision	2,851	911	(1,933)	(2,063)
Lease termination fees	(2,042)	(9)	(4,036)	(2,211)
Straight-line rent and above- and below-market lease amortization	(711)	874	(4,396)	(2,081)
Net income attributable to noncontrolling interest in other consolidated subsidiaries	(124)	(1,561)	(25,390)	(1,112)
General and administrative expenses	13,064	16,467	58,466	63,332
Management fees and non-property level revenues	(4,046)	(3,349)	(14,115)	(17,026)
Operating Partnership's share of property NOI	181,560	204,459	714,038	775,039
Non-comparable NOI	(7,996)	(18,419)	(41,834)	(82,703)
Total same-center NOI (1)	$173,564	$186,040	$672,204	$692,336
Total same-center NOI percentage change	(6.7)%		(2.9)%

Same-center Net Operating Income
(Continued)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Malls	$157,976	$170,383	$610,164	$632,087
Associated centers	8,120	8,631	32,509	32,792
Community centers	5,519	5,402	22,098	20,936
Offices and other	1,949	1,624	7,433	6,521
Total same-center NOI (1)	$173,564	$186,040	$672,204	$692,336

Percentage Change:
Malls	(7.3)%		(3.5)%
Associated centers	(5.9)%		(0.9)%
Community centers	2.2%		5.6%
Offices and other	20.0%		14.0%
Total same-center NOI (1)	(6.7)%		(2.9)%

(1)
CBL defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income), less property operating expenses (property operating, real estate taxes and maintenance and repairs). Same-center NOI excludes lease termination income, straight-line rent adjustments, amortization of above and below market lease intangibles and write-offs of landlord inducement assets. We include a property in our same-center pool when we own all or a portion of the property as of December 31, 2017, and we owned it and it was in operation for both the entire preceding calendar year and the current year-to-date reporting period ending December 31, 2017. New properties are excluded from same-center NOI, until they meet this criteria. Properties excluded from the same-center pool that would otherwise meet this criteria are properties which are either under major redevelopment, being considered for repositioning, where we intend to renegotiate the terms of the debt secured by the related property or return the property to the lender, or minority interest properties in which we own an interest of 25% or less.

CBL & Associates Properties, Inc.
Supplemental Financial and Operating Information
As of December 31, 2017 and 2016

Company's Share of Consolidated and Unconsolidated Debt

	As of December 31, 2017
	Fixed Rate	Variable Rate	Total per Debt Schedule	Unamortized Deferred Financing Costs	Total
Consolidated debt	$3,158,973	$1,090,810	$4,249,783	$(18,938)	$4,230,845
Noncontrolling interests' share of consolidated debt	(77,155)	(5,418)	(82,573)	687	(81,886)
Company's share of unconsolidated affiliates' debt	532,766	64,455	597,221	(2,441)	594,780
Company's share of consolidated and unconsolidated debt	$3,614,584	$1,149,847	$4,764,431	$(20,692)	$4,743,739
Weighted average interest rate	5.19%	2.93%	4.65%

	As of December 31, 2016
	Fixed Rate	Variable Rate	Total per Debt Schedule	Unamortized Deferred Financing Costs	Total
Consolidated debt	$3,594,379	$888,770	$4,483,149	$(17,855)	$4,465,294
Noncontrolling interests' share of consolidated debt	(109,162)	(7,504)	(116,666)	945	(115,721)
Company's share of unconsolidated affiliates' debt	530,062	73,263	603,325	(2,806)	600,519
Company's share of consolidated and unconsolidated debt	$4,015,279	$954,529	$4,969,808	$(19,716)	$4,950,092
Weighted average interest rate	5.30%	2.18%	4.70%

Debt-To-Total-Market Capitalization Ratio as of December 31, 2017
(In thousands, except stock price)

	Shares Outstanding	Stock Price (1)	Value
Common stock and Operating Partnership units	199,297	$5.66	$1,128,021
7.375% Series D Cumulative Redeemable Preferred Stock	1,815	250.00	453,750
6.625% Series E Cumulative Redeemable Preferred Stock	690	250.00	172,500
Total market equity			1,754,271
Company's share of total debt, excluding unamortized deferred financing costs			4,764,431
Total market capitalization			$6,518,702
Debt-to-total-market capitalization ratio			73.1%

(1) Stock price for common stock and Operating Partnership units equals the closing price of the common stock on December 29, 2017. The stock prices for the preferred stocks represent the liquidation preference of each respective series.

CBL & Associates Properties, Inc.
Supplemental Financial and Operating Information
As of December 31, 2017 and 2016

Reconciliation of Shares and Operating Partnership Units Outstanding
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
2017:	Basic	Diluted	Basic	Diluted
Weighted average shares - EPS	171,098	171,098	171,070	171,070
Weighted average Operating Partnership units	28,216	28,216	28,252	28,252
Weighted average shares - FFO	199,314	199,314	199,322	199,322

2016:
Weighted average shares - EPS	170,793	171,089	170,762	170,836
Weighted average Operating Partnership units	28,292	28,292	29,002	29,002
Weighted average shares - FFO	199,085	199,381	199,764	199,838

Dividend Payout Ratio

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Weighted average cash dividend per share	$0.20888	$0.27283	$1.02731	$1.09121
FFO as adjusted, per diluted fully converted share	$0.56	$0.68	$2.08	$2.41
Dividend payout ratio	37.3%	40.1%	49.4%	45.3%

CBL & Associates Properties, Inc.
Supplemental Financial and Operating Information
As of December 31, 2017 and 2016

Consolidated Balance Sheets (Unaudited; in thousands, except share data)

	As of December 31,
	2017	2016
ASSETS
Real estate assets:
Land	$813,390	$820,979
Buildings and improvements	6,723,194	6,942,452
	7,536,584	7,763,431
Accumulated depreciation	(2,465,095)	(2,427,108)
	5,071,489	5,336,323
Held for sale	—	5,861
Developments in progress	85,346	178,355
Net investment in real estate assets	5,156,835	5,520,539
Cash and cash equivalents	32,627	18,951
Receivables:
Tenant, net of allowance for doubtful accounts of $2,011 and $1,910 in 2017 and 2016, respectively	83,552	94,676
Other, net of allowance for doubtful accounts of $838 in 2017 and 2016	7,570	6,227
Mortgage and other notes receivable	8,945	16,803
Investments in unconsolidated affiliates	249,192	266,872
Intangible lease assets and other assets	166,087	180,572
	$5,704,808	$6,104,640

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Mortgage and other indebtedness, net	$4,230,845	$4,465,294
Accounts payable and accrued liabilities	228,650	280,498
Total liabilities	4,459,495	4,745,792
Commitments and contingencies
Redeemable noncontrolling interests	8,835	17,996
Shareholders' equity:
Preferred stock, $.01 par value, 15,000,000 shares authorized:
7.375% Series D Cumulative Redeemable Preferred Stock, 1,815,000 shares outstanding	18	18
6.625% Series E Cumulative Redeemable Preferred Stock, 690,000 shares outstanding	7	7
Common stock, $.01 par value, 350,000,000 shares authorized, 171,088,778 and 170,792,645 issued and outstanding in 2017 and 2016, respectively	1,711	1,708
Additional paid-in capital	1,974,537	1,969,059
Dividends in excess of cumulative earnings	(836,269)	(742,078)
Total shareholders' equity	1,140,004	1,228,714
Noncontrolling interests	96,474	112,138
Total equity	1,236,478	1,340,852
	$5,704,808	$6,104,640

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of December 31, 2017 and 2016

Condensed Combined Financial Statements - Unconsolidated Affiliates
(Unaudited; in thousands)

	As of December 31,
	2017	2016
ASSETS:
Investment in real estate assets	$2,089,262	$2,137,666
Accumulated depreciation	(618,922)	(564,612)
	1,470,340	1,573,054
Developments in progress	36,765	9,210
Net investment in real estate assets	1,507,105	1,582,264
Other assets	201,114	223,347
Total assets	$1,708,219	$1,805,611

LIABILITIES:
Mortgage and other indebtedness, net	$1,248,817	$1,266,046
Other liabilities	41,291	46,160
Total liabilities	1,290,108	1,312,206

OWNERS' EQUITY:
The Company	216,292	228,313
Other investors	201,819	265,092
Total owners' equity	418,111	493,405
Total liabilities and owners’ equity	$1,708,219	$1,805,611

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Total revenues	$61,357	$64,199	$236,607	$250,361
Depreciation and amortization	(19,826)	(20,555)	(80,102)	(83,640)
Other operating expenses	(18,475)	(19,707)	(71,293)	(76,328)
Income from operations	23,056	23,937	85,212	90,393
Interest income	485	389	1,671	1,352
Interest expense	(12,952)	(13,276)	(51,843)	(55,227)
Gain on extinguishment of debt	—	—	—	62,901
Gain on sales of real estate assets	26	2,787	555	160,977
Net income	$10,615	$13,837	$35,595	$260,396

	Company's Share for the Three Months Ended December 31,		Company's Share for the Year Ended December 31,
	2017	2016	2017	2016
Total revenues	$30,999	$31,119	$118,915	$118,646
Depreciation and amortization	(9,591)	(9,516)	(38,124)	(38,606)
Other operating expenses	(8,928)	(9,365)	(34,078)	(34,660)
Income from operations	12,480	12,238	46,713	45,380
Interest income	311	284	1,108	1,003
Interest expense	(6,268)	(6,296)	(25,083)	(26,083)
Loss on extinguishment of debt	—	—	—	(197)
Gain on sales of real estate assets	12	4,090	201	97,430
Net income	$6,535	$10,316	$22,939	$117,533

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months and Year Ended December 31, 2017

The Company presents the ratio of earnings before interest, taxes, depreciation and amortization (EBITDA), as adjusted (Adjusted EBITDA), to interest because the Company believes that the Adjusted EBITDA to interest coverage ratio, along with cash flows from operating activities, investing activities and financing activities, provides investors an additional indicator of the Company's ability to incur and service debt. Adjusted EBITDA excludes items that are not a normal result of operations, such as gain (loss) on investment, gain (loss) on extinguishment of debt, loss on impairment, abandoned projects expense and gains from dispositions, which assists the Company and investors in distinguishing changes related to the growth or decline of operations at our properties. EBITDA and Adjusted EBITDA, as presented, may not be comparable to similar measures calculated by other companies. This non-GAAP measure should not be considered as an alternative to net income, cash from operating activities or any other measure calculated in accordance with GAAP. Pro rata amounts listed below are calculated using the Company's ownership percentage in the respective joint venture and any other applicable terms.

Ratio of Adjusted EBITDA to Interest Expense
(Dollars in thousands)

Three Months Ended December 31,	Year Ended December 31,
2017	2016	2017	2016
Adjusted EBITDA:
Net income	$40,538	$79,872	$158,982	$195,531

Adjustments:
Depreciation and amortization	73,629	72,188	299,090	292,693
Depreciation and amortization from unconsolidated affiliates	9,591	9,516	38,124	38,606
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(2,186)	(2,075)	(8,977)	(8,760)
Interest expense	53,501	53,608	218,680	216,318
Interest expense from unconsolidated affiliates	6,268	6,296	25,083	26,083
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,902)	(1,689)	(7,062)	(6,815)
Income and other taxes	3,605	1,537	1,313	467
Gain on extinguishment of debt, net of noncontrolling interests' share	—	—	(33,902)	—
Loss on extinguishment of debt from unconsolidated affiliates	—	—	—	197
Equity in earnings from disposals of unconsolidated affiliates	—	(3,758)	—	(57,542)
Loss on impairment	—	86	71,401	116,822
Abandoned projects	29	12	5,180	56
(Gain) loss on investments	—	(7,534)	6,197	(7,534)
Net income attributable to noncontrolling interest in earnings of other consolidated subsidiaries	(124)	(1,561)	(25,390)	(1,112)
Gain on depreciable property	(211)	(1,535)	(75,640)	(45,741)
Noncontrolling interests' share of gain on depreciable property	—	—	26,639	—
Company's share of total Adjusted EBITDA	$182,738	$204,963	$699,718	$759,269

Interest Expense:
Interest expense	$53,501	$53,608	$218,680	$216,318
Interest expense from unconsolidated affiliates	6,268	6,296	25,083	26,083
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,902)	(1,689)	(7,062)	(6,815)
Company's share of total interest expense	$57,867	$58,215	$236,701	$235,586

Ratio of Adjusted EBITDA to Interest Expense	3.2	x	3.5	x	3.0	x	3.2	x

Reconciliation of Adjusted EBITDA to Cash Flows Provided by Operating Activities
(In thousands)
	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Company's share of total Adjusted EBITDA	$182,738	$204,963	$699,718	$759,269
Interest expense	(53,501)	(53,608)	(218,680)	(216,318)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	1,902	1,689	7,062	6,815
Income and other taxes	(3,605)	(1,537)	(1,313)	(467)
Net amortization of deferred financing costs, debt premiums and discounts	2,049	933	4,953	2,952
Net amortization of intangible lease assets and liabilities	(553)	317	(1,788)	113
Depreciation and interest expense from unconsolidated affiliates	(15,859)	(15,812)	(63,207)	(64,689)
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	2,186	2,075	8,977	8,760
Noncontrolling interests in earnings of other consolidated subsidiaries	124	1,549	25,390	1,100
Gains on outparcel sales	(6,677)	(11,823)	(18,152)	(22,125)
Noncontrolling interests' share of loss on extinguishment of debt	—	—	2,975	—
Noncontrolling interests' share of gain on depreciable property	—	—	(26,639)	—
Equity in earnings of unconsolidated affiliates	(6,535)	(8,452)	(22,939)	(21,880)
Distributions of earnings from unconsolidated affiliates	6,012	4,266	22,373	16,603
Share-based compensation expense	1,223	1,015	5,792	5,026
Provision for doubtful accounts	429	685	3,782	4,062
Change in deferred tax assets	1,615	873	4,526	(907)
Changes in operating assets and liabilities	(25,751)	1,624	(10,083)	(9,735)
Cash flows provided by operating activities	$85,797	$128,757	$422,747	$468,579

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of December 31, 2017

Schedule of Mortgage and Other Indebtedness
(Dollars in thousands )

Property	Location	Non-controlling Interest %	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance		Balance
								Fixed	Variable
Operating Properties:
Acadiana Mall	Lafayette, LA		Apr-17		5.67%	$122,435	(1)	$122,435	$—
Kirkwood Mall	Bismarck, ND		Apr-18		5.75%	37,295	(2)	37,295	—
The Outlet Shoppes at El Paso - Phase II	El Paso, TX		Apr-18		4.11%	6,613		—	6,613
Statesboro Crossing	Statesboro, GA		Jun-18		3.37%	10,836		—	10,836
Hickory Point Mall	Forsyth, IL		Dec-18	Dec-19	5.85%	27,446		27,446	—
Cary Towne Center	Cary, NC		Mar-19	Mar-21	4.00%	46,716		46,716	—
The Outlet Shoppes at Laredo	Laredo, TX		May-19	May-21	4.01%	80,145		—	80,145
Honey Creek Mall	Terre Haute, IN		Jul-19		8.00%	25,417		25,417	—
Volusia Mall	Daytona Beach, FL		Jul-19		8.00%	43,722		43,722	—
Greenbrier Mall	Chesapeake, VA		Dec-19	Dec-20	5.00%	70,801		70,801	—
The Outlet Shoppes at Atlanta - Phase II	Woodstock, GA		Dec-19		3.86%	4,707		—	4,707
The Terrace	Chattanooga, TN		Jun-20		7.25%	12,709		12,709	—
Burnsville Center	Burnsville, MN		Jul-20		6.00%	69,615		69,615	—
The Outlet Shoppes of the Bluegrass - Phase II	Simpsonville, KY		Jul-20		3.86%	9,722		—	9,722
Parkway Place	Huntsville, AL		Jul-20		6.50%	35,608		35,608	—
Valley View Mall	Roanoke, VA		Jul-20		6.50%	55,107		55,107	—
Parkdale Mall & Crossing	Beaumont, TX		Mar-21		5.85%	81,108		81,108	—
EastGate Mall	Cincinnati, OH		Apr-21		5.83%	35,635		35,635	—
Hamilton Crossing & Expansion	Chattanooga, TN		Apr-21		5.99%	9,102		9,102	—
Park Plaza	Little Rock, AR		Apr-21		5.28%	84,084		84,084	—
Fayette Mall	Lexington, KY		May-21		5.42%	157,387		157,387	—
Alamance Crossing - East	Burlington, NC		Jul-21		5.83%	46,337		46,337	—
Asheville Mall	Asheville, NC		Sep-21		5.80%	68,008		68,008	—
Cross Creek Mall	Fayetteville, NC		Jan-22		4.54%	119,545		119,545	—
Northwoods Mall	North Charleston, SC		Apr-22		5.08%	66,544		66,544	—
Arbor Place	Atlanta (Douglasville), GA		May-22		5.10%	111,448		111,448	—
CBL Center	Chattanooga, TN		Jun-22		5.00%	18,522		18,522	—
Jefferson Mall	Louisville, KY		Jun-22		4.75%	64,747		64,747	—
Southpark Mall	Colonial Heights, VA		Jun-22		4.85%	61,036		61,036	—
WestGate Mall	Spartanburg, SC		Jul-22		4.99%	34,991		34,991	—
The Outlet Shoppes at Atlanta	Woodstock, GA		Nov-23		4.90%	74,700		74,700	—
The Outlet Shoppes of the Bluegrass	Simpsonville, KY		Dec-24		4.05%	73,268		73,268	—
The Outlet Shoppes at Gettysburg	Gettysburg, PA		Oct-25		4.80%	38,354		38,354	—
Hamilton Place	Chattanooga, TN		Jun-26		4.36%	104,317		104,317	—
	SUBTOTAL					1,908,027		1,796,004	112,023
Weighted-average interest rate						5.25%		5.33%	3.94%

Debt Premium: (3)						199		199	—

Total Loans On Operating Properties And Debt Premium						1,908,226		1,796,203	112,023
Weighted-average interest rate						5.25%		5.33%	3.94%

Property	Location	Non-controlling Interest %	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance		Balance
								Fixed	Variable
Operating Partnership Debt:
Unsecured credit facilities:
$500,000 capacity			Oct-19	Oct-20	2.56%	—		—	—
$100,000 capacity			Oct-19	Oct-20	2.56%	55,899		—	55,899
$500,000 capacity			Oct-20		2.56%	37,888		—	37,888
	SUBTOTAL					93,787		—	93,787

Unsecured term loans:
$350,000 term loan			Oct-18	Oct-19	2.71%	350,000		—	350,000
$490,000 term loan			Jul-20	Jul-21	2.86%	490,000	(4)	—	490,000
$45,000 term loan			Jun-21	Jun-22	3.01%	45,000		—	45,000
	SUBTOTAL					885,000		—	885,000
Senior unsecured notes:
Senior unsecured 5.25% notes			Dec-23		5.25%	450,000		450,000	—
Senior unsecured 5.25% notes (discount)			Dec-23		5.25%	(3,024)		(3,024)	—
Senior unsecured 4.60% notes			Oct-24		4.60%	300,000		300,000	—
Senior unsecured 4.60% notes (discount)			Oct-24		4.60%	(54)		(54)	—
Senior unsecured 5.95% notes			Dec-26		5.95%	625,000		625,000	—
Senior unsecured 5.95% notes (discount)			Dec-26		5.95%	(9,152)		(9,152)	—
	SUBTOTAL					1,362,770		1,362,770	—

Total Consolidated Debt						$4,249,783	(5)	$3,158,973	$1,090,810
Weighted-average interest rate						4.74%		5.37%	2.90%

Plus CBL's Share Of Unconsolidated Affiliates' Debt:
Hammock Landing - Phase I	West Melbourne, FL		Feb-18	Feb-19	3.36%	$21,123		$—	$21,123
Hammock Landing - Phase II	West Melbourne, FL		Feb-18	Feb-19	3.36%	8,159		—	8,159
The Pavilion at Port Orange	Port Orange, FL		Feb-18	Feb-19	3.36%	28,544		—	28,544
CoolSprings Galleria	Nashville, TN		Jun-18		6.98%	49,307		49,307	—
Triangle Town Center	Raleigh, NC		Dec-18	Dec-20	4.00%	13,893		13,893	—
Ambassador Town Center Infrastructure Improvements	Lafayette, LA		Aug-20		3.74%	11,035	(6)	11,035	—
York Town Center	York, PA		Feb-22		4.90%	16,407		16,407	—
York Town Center - Pier 1	York, PA		Feb-22		4.13%	652		—	652
West County Center	St. Louis, MO		Dec-22		3.40%	91,328		91,328	—
Friendly Shopping Center	Greensboro, NC		Apr-23		3.48%	48,376		48,376	—
The Shops at Friendly Center	Greensboro, NC		Apr-23		3.34%	30,000		30,000	—
Ambassador Town Center	Lafayette, LA		Jun-23		3.22%	29,935	(7)	29,935	—
Coastal Grand	Myrtle Beach, SC		Aug-24		4.09%	56,453		56,453	—
Coastal Grand Outparcel	Myrtle Beach, SC		Aug-24		4.09%	2,724		2,724	—
Oak Park Mall	Overland Park, KS		Oct-25		3.97%	137,600		137,600	—
Fremaux Town Center - Phase I	Slidell, LA		Jun-26		3.70%	45,708		45,708	—
	SUBTOTAL					591,244	(5)	532,766	58,478

Plus CBL's Share Of Unconsolidated Affiliates' Construction Loans:
The Shoppes at Eagle Point	Cookeville, TN		Oct-20	Oct-22	4.28%	5,977		—	5,977
EastGate Mall - Self-Storage Development	Cincinnati, OH		Dec-22		4.13%	—		—	—
	SUBTOTAL					5,977		—	5,977

CBL's Share Of Unconsolidated Affiliates' Debt:						597,221		532,766	64,455

Property	Location	Non-controlling Interest %	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance		Balance
								Fixed	Variable
Less Noncontrolling Interests' Share Of Consolidated Debt:
Statesboro Crossing	Statesboro, GA	50%	Jun-18		3.37%	(5,418)		—	(5,418)
The Terrace	Chattanooga, TN	8%	Jun-20		7.25%	(1,017)		(1,017)	—
Hamilton Crossing & Expansion	Chattanooga, TN	8%	Apr-21		5.99%	(728)		(728)	—
CBL Center	Chattanooga, TN	8%	Jun-22		5.00%	(1,482)		(1,482)	—
The Outlet Shoppes at Atlanta	Woodstock, GA	25%	Nov-23		4.90%	(18,675)		(18,675)	—
The Outlet Shoppes of the Bluegrass	Simpsonville, KY	35%	Dec-24		4.05%	(25,644)		(25,644)	—
The Outlet Shoppes at Gettysburg	Gettysburg, PA	50%	Oct-25		4.80%	(19,177)		(19,177)	—
Hamilton Place	Chattanooga, TN	10%	Jun-26		4.36%	(10,432)		(10,432)	—
						(82,573)		(77,155)	(5,418)

Company's Share Of Consolidated And Unconsolidated Debt						$4,764,431	(5)	$3,614,584	$1,149,847
Weighted-average interest rate						4.65%		5.19%	2.93%

Total Debt of Unconsolidated Affiliates:
Hammock Landing - Phase I	West Melbourne, FL		Feb-18	Feb-19	3.36%	$42,247		$—	$42,247
Hammock Landing - Phase II	West Melbourne, FL		Feb-18	Feb-19	3.36%	16,317		—	16,317
The Pavilion at Port Orange	Port Orange, FL		Feb-18	Feb-19	3.36%	57,088		—	57,088
CoolSprings Galleria	Nashville, TN		Jun-18		6.98%	98,614		98,614	—
Triangle Town Center	Raleigh, NC		Dec-18	Dec-20	4.00%	138,928		138,928	—
Ambassador Town Center Infrastructure Improvements	Lafayette, LA		Aug-20		3.74%	11,035	(6)	11,035	—
York Town Center	York, PA		Feb-22		4.90%	32,814		32,814	—
York Town Center - Pier 1	York, PA		Feb-22		4.13%	1,304		—	1,304
West County Center	St. Louis, MO		Dec-22		3.40%	182,655		182,655	—
Friendly Shopping Center	Greensboro, NC		Apr-23		3.48%	96,753		96,753	—
The Shops at Friendly Center	Greensboro, NC		Apr-23		3.34%	60,000		60,000	—
Ambassador Town Center	Lafayette, LA		Jun-23		3.22%	46,054	(7)	46,054	—
Coastal Grand	Myrtle Beach, SC		Aug-24		4.09%	112,905		112,905	—
Coastal Grand Outparcel	Myrtle Beach, SC		Aug-24		4.09%	5,448		5,448	—
Oak Park Mall	Overland Park, KS		Oct-25		3.97%	275,199		275,199	—
Fremaux Town Center - Phase I	Slidell, LA		Jun-26		3.70%	70,321		70,321	—
	SUBTOTAL					1,247,682		1,130,726	116,956

Total Construction Loans of Unconsolidated Affiliates:
The Shoppes at Eagle Point	Cookeville, TN		Oct-20	Oct-22	4.28%	5,977		—	5,977
Eastgate Mall - Self-Storage Development	Cincinnati, OH		Dec-22		4.13%	—		—	—
	SUBTOTAL					5,977		—	5,977

						$1,253,659		$1,130,726	$122,933
Weighted-average interest rate						4.00%		4.06%	3.41%

(1)	The non-recourse loan matured in the second quarter of 2017 and is in default. The lender has initiated foreclosure proceedings.
(2)	The loan was retired in January 2018.
(3)	The weighted average interest rates used for debt premiums reflect the market rate in effect as of the assumption of the related debt.
(4)	$190,000 of the $490,000 unsecured term loan is due July 2018, and the remainder will be due July 2020 with a final extended maturity date of July 2021.
(5)	See page 14 for unamortized deferred financing costs.
(6)
The joint venture has an interest rate swap on a notional amount of $11,035, amortizing to $9,360 over the term of the swap, related to Ambassador Town Center Infrastructure Improvements to effectively fix the interest rate on that variable-rate loan. Therefore, this amount is currently reflected as having a fixed rate.

(7)
The joint venture has an interest rate swap on a notional amount of $46,054, amortizing to $38,866 over the term of the swap, related to Ambassador Town Center to effectively fix the interest rate on that variable-rate loan. Therefore, this amount is currently reflected as having a fixed rate.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of December 31, 2017

Schedule of Maturities of Mortgage and Other Indebtedness
(Dollars in thousands )

Based on Maturity Dates As Though All Extension Options Available Have Been Exercised:

Year	Consolidated Debt		CBL's Share of Unconsolidated Affiliates' Debt	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated and Unconsolidated Debt	% of Total	Weighted Average Interest Rate
2017	$122,435	(1)	$—	$—	$122,435	2.57%	5.67%
2018	244,744		49,307	(5,418)	288,633	6.06%	3.98%
2019	451,292		57,826	—	509,118	10.69%	3.68%
2020	347,349		24,928	(1,017)	371,260	7.79%	4.90%
2021	908,522		—	(728)	907,794	19.05%	4.47%
2022	521,833		114,364	(1,482)	634,715	13.32%	4.52%
2023	524,700		108,311	(18,675)	614,336	12.89%	4.88%
2024	373,268		59,177	(25,644)	406,801	8.54%	4.46%
2025	38,354		137,600	(19,177)	156,777	3.29%	4.07%
2026	729,317		45,708	(10,432)	764,593	16.05%	5.62%
Face Amount of Debt	4,261,814		597,221	(82,573)	4,776,462	100.25%	4.65%
Net Premiums (Discounts)	(12,031)		—	—	(12,031)	(0.25)%
Total	$4,249,783		$597,221	$(82,573)	$4,764,431	100.00%	4.65%

Based on Original Maturity Dates:

Year	Consolidated Debt		CBL's Share of Unconsolidated Affiliates' Debt	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated and Unconsolidated Debt	% of Total	Weighted Average Interest Rate
2017	$122,435	(1)	$—	$—	$122,435	2.57%	5.67%
2018	622,190		121,026	(5,418)	737,798	15.49%	3.40%
2019	327,407		—	—	327,407	6.87%	4.82%
2020	520,649		17,012	(1,017)	536,644	11.26%	4.01%
2021	526,661		—	(728)	525,933	11.04%	5.38%
2022	476,833		108,387	(1,482)	583,738	12.25%	4.63%
2023	524,700		108,311	(18,675)	614,336	12.89%	4.88%
2024	373,268		59,177	(25,644)	406,801	8.54%	4.46%
2025	38,354		137,600	(19,177)	156,777	3.29%	4.07%
2026	729,317		45,708	(10,432)	764,593	16.05%	5.62%
Face Amount of Debt	4,261,814		597,221	(82,573)	4,776,462	100.25%	4.65%
Net Premiums (Discounts)	(12,031)		—	—	(12,031)	(0.25)%
Total	$4,249,783		$597,221	$(82,573)	$4,764,431	100.00%	4.65%

(1)	Represents a non-recourse loan that is in default.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of December 31, 2017

Unsecured Debt Covenant Compliance Ratios	Required		Actual
Debt to total asset value	<60%		50%
Unsecured indebtedness to unencumbered asset value	<60%	(1)	48%
Unencumbered NOI to unsecured interest expense	>1.75x		3.3x
EBITDA to fixed charges (debt service)	>1.50x		2.4x

(1)
The debt covenant limits the total amount of the unsecured indebtedness the Company may have outstanding, which varies over time based on the ratio. Based on the Company's outstanding unsecured indebtedness as of December 31, 2017, the total amount available to the Company to borrow on its lines of credit was $575,436.

Senior Unsecured Notes Compliance Ratios	Required		Actual
Total debt to total assets	<60%		52%
Secured debt to total assets	<45%	(1)	23%
Total unencumbered assets to unsecured debt	>150%		208%
Consolidated income available for debt service to annual debt service charge	>1.5x		3.1x

(1)	The required ratio of secured debt to total assets for the 2026 Notes is 40% or less.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months and Year Ended December 31, 2017

Unencumbered Consolidated Portfolio Statistics

	Sales Per Square Foot for the Year Ended (1) (2)		Occupancy (2)		% of Consolidated Unencumbered NOI for the Year Ended 12/31/17 (3)
	12/31/17	12/31/16	12/31/17	12/31/16
Unencumbered consolidated properties:
Tier 1 Malls	$413	$429	93.4%	96.3%	23.1%
Tier 2 Malls	339	346	91.9%	93.1%	50.4%
Tier 3 Malls	279	291	89.7%	92.7%	15.2%
Total Malls	343	354	91.7%	93.5%	88.7%

Total Associated Centers	N/A	N/A	97.3%	97.2%	6.8%

Total Community Centers	N/A	N/A	99.2%	98.8%	3.2%

Total Office Buildings	N/A	N/A	94.2%	94.0%	1.3%

Total Unencumbered Consolidated Portfolio	$343	$354	92.9%	94.2%	100.0%

(1)	Represents same-center sales per square foot for mall tenants 10,000 square feet or less for stabilized malls.

(2)	Operating metrics do not include sales or occupancy of unencumbered parcels.

(3)
The Company's consolidated unencumbered properties generated approximately 58.9% of total consolidated NOI of $613,489,174 (which excludes NOI related to dispositions, developments and excluded malls) for the year ended December 31, 2017.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months and Year Ended December 31, 2017

Mall Portfolio Statistics

TIER 1 Sales > $375 per square foot
Property	Location	Total Center SF (1)	Sales Per Square Foot for the Year Ended (2)		Mall Occupancy		% of Total Mall NOI for the Year Ended 12/31/17 (3)
			12/31/17	12/31/16	12/31/17	12/31/16
Coastal Grand	Myrtle Beach, SC	1,036,835
CoolSprings Galleria	Nashville, TN	1,164,923
Cross Creek Mall	Fayetteville, NC	1,022,590
Fayette Mall	Lexington, KY	1,158,006
Friendly Center and The Shops at Friendly	Greensboro, NC	1,345,194
Hamilton Place	Chattanooga, TN	1,153,923
Jefferson Mall	Louisville, KY	885,782
Mall del Norte	Laredo, TX	1,207,539
Northwoods Mall	North Charleston, SC	778,445
Oak Park Mall	Overland Park, KS	1,599,247
The Outlet Shoppes at Atlanta	Woodstock, GA	404,906
The Outlet Shoppes at El Paso	El Paso, TX	433,046
The Outlet Shoppes of the Bluegrass (4)	Simpsonville, KY	428,072
St. Clair Square	Fairview Heights, IL	1,076,904
Sunrise Mall	Brownsville, TX	804,965
West County Center	Des Peres, MO	1,196,599
West Towne Mall	Madison, WI	855,103
Total Tier 1 Malls		16,552,079	$447	$453	95.5%	96.4%	35.1%

TIER 2 Sales of $300 to $375 per square foot
Property	Location	Total Center SF (1)	Sales Per Square Foot for the Year Ended (2)		Mall Occupancy		% of Total Mall NOI for the Year Ended 12/31/17 (3)
			12/31/17	12/31/16	12/31/17	12/31/16
Arbor Place	Atlanta (Douglasville), GA	1,161,931
Asheville Mall	Asheville, NC	973,344
Burnsville Center	Burnsville, MN	1,045,714
CherryVale Mall	Rockford, IL	844,383
Dakota Square Mall	Minot, ND	804,045
East Towne Mall	Madison, WI	801,248
EastGate Mall	Cincinnati, OH	847,550
Frontier Mall	Cheyenne, WY	524,061
Governor's Square	Clarksville, TN	686,868
Greenbrier Mall	Chesapeake, VA	897,067
Hanes Mall	Winston-Salem, NC	1,499,645
Harford Mall	Bel Air, MD	505,487
Honey Creek Mall	Terre Haute, IN	676,327
Imperial Valley Mall	El Centro, CA	826,623
Kirkwood Mall	Bismarck, ND	860,914
Laurel Park Place	Livonia, MI	492,368
Layton Hills Mall	Layton, UT	482,094
Mayfaire Town Center	Wilmington, NC	635,408

Mall Portfolio Statistics (continued)

TIER 2 Sales of $300 to $375 per square foot
Property	Location	Total Center SF (1)	Sales Per Square Foot for the Year Ended (2)		Mall Occupancy		% of Total Mall NOI for the Year Ended 12/31/17 (3)
			12/31/17	12/31/16	12/31/17	12/31/16
Meridian Mall	Lansing, MI	943,904
Northgate Mall	Chattanooga, TN	796,254
Northpark Mall	Joplin, MO	950,860
Old Hickory Mall	Jackson, TN	542,004
The Outlet Shoppes at Laredo (4) (5)	Laredo, TX	358,122
Park Plaza	Little Rock, AR	563,504
Parkdale Mall	Beaumont, TX	1,286,266
Parkway Place	Huntsville, AL	648,271
Pearland Town Center	Pearland, TX	686,252
Post Oak Mall	College Station, TX	788,240
Richland Mall	Waco, TX	693,450
South County Center	St. Louis, MO	1,022,737
Southpark Mall	Colonial Heights, VA	672,941
Turtle Creek Mall	Hattiesburg, MS	845,571
Valley View Mall	Roanoke, VA	864,373
Volusia Mall	Daytona Beach, FL	1,081,061
WestGate Mall	Spartanburg, SC	954,774
Westmoreland Mall	Greensburg, PA	978,559
York Galleria	York, PA	757,780
Total Tier 2 Malls		30,000,000	$343	$351	90.9%	93.3%	50.4%

TIER 3 Sales < $300 per square foot
Property	Location	Total Center SF (1)	Sales Per Square Foot for the Year Ended (2)		Mall Occupancy		% of Total Mall NOI for the Year Ended 12/31/17 (3)
			12/31/17	12/31/16	12/31/17	12/31/16
Alamance Crossing	Burlington, NC	904,704
Brookfield Square	Brookfield, WI	997,820
Eastland Mall	Bloomington, IL	751,420
Janesville Mall	Janesville, WI	600,137
Kentucky Oaks Mall	Paducah, KY	886,055
Mid Rivers Mall	St. Peters, MO	1,030,471
Monroeville Mall	Pittsburgh, PA	983,952
The Outlet Shoppes at Gettysburg	Gettysburg, PA	249,937
Southaven Towne Center	Southaven, MS	559,497
Stroud Mall	Stroudsburg, PA	414,331
Total Tier 3 Malls		7,378,324	$272	$284	87.6%	90.7%	10.6%

Total Mall Portfolio		53,930,403	$372	$379	92.0%	94.0%	96.1%

Excluded Malls (6)
Property	Category	Location	Total Center SF (1)	Sales Per Square Foot for the Year Ended (2)		Mall Occupancy		% of Total Mall NOI for the Year Ended 12/31/17 (3)
				12/31/17	12/31/16	12/31/17	12/31/16
Lender Mall:
Acadiana Mall	Lender	Lafayette, LA	991,339

Other Excluded Malls:
Cary Towne Center	Repositioning	Cary, NC	903,291
Hickory Point Mall	Repositioning	Forsyth, IL	741,648
Triangle Town Center	Minority Interest	Raleigh, NC	1,255,434
			2,900,373

Total Excluded Malls			3,891,712	N/A	N/A	N/A	N/A	3.9%

(1)	Total Center Square Footage includes square footage of shops, owned and leased adjacent junior anchors and anchor locations and leased freestanding locations immediately adjacent to the center.

(2)	Represents same-center sales per square foot for mall tenants 10,000 square feet or less for stabilized malls.

(3)	Total mall NOI, excluding dispositions and developments, is based on total mall NOI of $638,106,316 for the year ended December 31, 2017.

(4)	The Outlet Shoppes of the Bluegrass and The Outlet Shoppes at Laredo are non-stabilized malls and are excluded from Sales Per Square Foot.

(5)	The Outlet Shoppes at Laredo opened in April 2017 and is included in Tier 2 based on a projection of 12-month sales.

(6)	Excluded Malls represent malls that fall in the following categories, for which operational metrics are excluded:

•
Lender Malls - Malls for which we are working or intend to work with the lender on the terms of the loan secured by the related property, or after attempting a restructure, we have determined that the property no longer meets our criteria for long-term investment.

•
Repositioning Malls - Malls where we have determined that the current format of the property no longer represents the best use of the property and we are in the process of evaluating alternative strategies for the property, which may include major redevelopment or an alternative retail or non-retail format, or after evaluating alternative strategies for the Property, we have determined that the property no longer meets our criteria for long-term investment.

•	Minority Interest Malls - Malls in which we own an interest of 25% or less.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months and Year Ended December 31, 2017

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet

Property Type	Square Feet	Prior Gross Rent PSF	New Initial Gross Rent PSF	% Change Initial	New Average Gross Rent PSF (2)	% Change Average
Quarter:
All Property Types (1)	500,948	$39.65	$35.21	(11.2)%	$35.71	(9.9)%
Stabilized malls	470,355	40.88	36.34	(11.1)%	36.87	(9.8)%
New leases	45,618	46.71	45.25	(3.1)%	46.96	0.5%
Renewal leases	424,737	40.26	35.39	(12.1)%	35.78	(11.1)%

Year-to-Date:
All Property Types (1)	2,091,036	$41.02	$38.06	(7.2)%	$38.83	(5.3)%
Stabilized malls	1,955,639	42.15	39.08	(7.3)%	39.86	(5.4)%
New leases	351,961	43.29	45.27	4.6%	47.20	9.0%
Renewal leases	1,603,678	41.90	37.72	(10.0)%	38.24	(8.7)%

		Average Annual Base Rents Per Square Foot (3) By Property Type For Small Shop Space Less Than 10,000 Square Feet:
Total Leasing Activity:

	Square Feet		As of December 31,
Quarter:			2017	2016
Operating portfolio:		Same-center malls	$32.42	$32.31
New leases	189,087	Stabilized malls	32.56	32.44
Renewal leases	623,534	Non-stabilized malls (4)	26.22	26.60
Development portfolio:		Associated centers	13.85	13.78
New leases	120,915	Community centers	15.79	15.79
Total leased	933,536	Other	19.11	18.69

Year-to-Date:
Operating portfolio:
New leases	1,105,529
Renewal leases	2,389,216
Development portfolio:
New leases	379,661
Total leased	3,874,406

(1)	Includes stabilized malls, associated centers, community centers and other.

(2)	Average gross rent does not incorporate allowable future increases for recoverable common area expenses.

(3)
Average annual base rents per square foot are based on contractual rents in effect as of December 31, 2017, including the impact of any rent concessions. Average base rents for associated centers and community centers include all leased space, regardless of size.

(4)	Includes The Outlet Shoppes of the Bluegrass and The Outlet Shoppes of Laredo as of December 31, 2017 and The Outlet Shoppes of the Bluegrass and The Outlet Shoppes at Atlanta as of December 31, 2016.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months and Year Ended December 31, 2017

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet
For the Year Ended December 31, 2017 Based on Commencement Date

	Number of Leases	Square Feet	Term (in years)	Initial Rent PSF	Average Rent PSF	Expiring Rent PSF	Initial Rent Spread		Average Rent Spread
Commencement 2017:
New	167	443,434	7.33	$44.14	$47.04	$40.68	$3.46	8.5%	$6.36	15.6%
Renewal	494	1,321,051	3.43	39.52	40.12	41.95	(2.43)	(5.8)%	(1.83)	(4.4)%
Commencement 2017 Total	661	1,764,485	4.52	40.68	41.86	41.63	(0.95)	(2.3)%	0.23	0.6%

Commencement 2018:
New	27	69,037	7.44	49.78	51.55	44.46	5.32	12.0%	7.09	15.9%
Renewal	204	645,675	3.27	32.64	33.13	37.74	(5.10)	(13.5)%	(4.61)	(12.2)%
Commencement 2018 Total	231	714,712	3.75	34.30	34.94	38.39	(4.09)	(10.7)%	(3.45)	(9.0)%

Total 2017/2018	892	2,479,197	4.32	$38.84	$39.86	$40.69	$(1.85)	(4.5)%	$(0.83)	(2.0)%

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of December 31, 2017

Top 25 Tenants Based On Percentage Of Total Annual Revenues

	Tenant	Number of Stores	Square Feet	Percentage of Total Annualized Revenues (1)
1	L Brands, Inc. (2)	135	796,459	4.01%
2	Signet Jewelers Limited (3)	187	272,811	2.98%
3	Foot Locker, Inc.	118	537,308	2.59%
4	Ascena Retail Group, Inc. (4)	174	887,895	2.34%
5	AE Outfitters Retail Company	67	412,629	1.99%
6	Dick's Sporting Goods, Inc. (5)	27	1,537,861	1.87%
7	Genesco Inc. (6)	170	277,943	1.82%
8	The Gap, Inc.	57	667,538	1.58%
9	Luxottica Group, S.P.A. (7)	110	247,637	1.34%
10	Express Fashions	40	331,347	1.26%
11	Finish Line, Inc.	48	248,490	1.20%
12	Forever 21 Retail, Inc.	20	410,070	1.19%
13	H&M	40	839,848	1.19%
14	The Buckle, Inc.	46	237,790	1.11%
15	Charlotte Russe Holding, Inc.	45	288,343	1.04%
16	Abercrombie & Fitch, Co.	45	299,937	1.02%
17	JC Penney Company, Inc. (8)	49	5,881,263	0.99%
18	Sears, Roebuck and Co. (9)	42	5,949,700	0.96%
19	Shoe Show, Inc.	40	506,323	0.84%
20	Barnes & Noble Inc.	19	579,660	0.83%
21	Best Buy Co., Inc. (10)	47	455,847	0.80%
22	Cinemark	9	467,230	0.77%
23	Hot Topic, Inc.	90	199,957	0.77%
24	Claire's Stores, Inc.	87	110,402	0.76%
25	The Children's Place Retail Stores, Inc.	48	210,243	0.72%
		1,760	22,654,531	35.97%

(1)	Includes the Company's proportionate share of revenues from unconsolidated affiliates based on the Company's ownership percentage in the respective joint venture and any other applicable terms.
(2)	L Brands, Inc. operates Bath & Body Works, PINK, Victoria's Secret and White Barn Candle.
(3)
Signet Jewelers Limited operates Belden Jewelers, Gordon's Jewelers, Jared Jewelers, JB Robinson, Kay Jewelers, LeRoy's Jewelers, Marks & Morgan, Osterman's Jewelers, Piercing Pagoda, Rogers Jewelers, Shaw's Jewelers, Silver & Gold Connection, Ultra Diamonds and Zales.

(4)	Ascena Retail Group, Inc. operates Ann Taylor, Catherines, Dressbarn, Justice, Lane Bryant, LOFT, Lou & Grey and Maurices.
(5)	Dick's Sporting Goods, Inc. operates Dick's Sporting Goods, Field & Stream and Golf Galaxy.
(6)	Genesco Inc. operates Clubhouse, Hat Shack, Hat Zone, Johnston & Murphy, Journey's, Journey's Kidz, Lids, Lids Locker Room, Shi by Journey's and Underground by Journey's.
(7)	Luxottica Group, S.P.A. operates Lenscrafters, Pearle Vision and Sunglass Hut.
(8)	JC Penney Co., Inc. owns 30 of these stores.
(9)
In January 2017, the Company acquired five Sears locations and two auto centers, located at its malls, for future redevelopment. Of the 42 stores in the Company's portfolio, Sears owns 23 and Seritage Growth Properties owns 3. One store is included in the above chart as Sears remains obligated for rent under the terms of the respective lease.

(10)	Best Buy Co., Inc. operates Best Buy and Best Buy Mobile.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months and Year Ended December 31, 2017
Capital Expenditures
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Tenant allowances (1)	$5,899	$4,391	$35,673	$55,098

Renovations (2)	3,825	931	13,080	11,942

Deferred maintenance: (3)
Parking lot and parking lot lighting	4,736	5,232	13,057	17,168
Roof repairs and replacements	4,229	1,787	8,836	5,008
Other capital expenditures	6,764	9,545	22,597	16,837
Total deferred maintenance expenditures	15,729	16,564	44,490	39,013

Total capital expenditures	$25,453	$21,886	$93,243	$106,053

(1)	Tenant allowances, sometimes made to third-generation tenants, are recovered through minimum rents from the tenants over the term of the lease.

(2)
Renovation capital expenditures for remodelings and upgrades to enhance our competitive position in the market area. A portion of these expenditures covering items such as new floor coverings, painting, lighting and new seating areas are also recovered through tenant billings. The costs of other items such as new entrances, new ceilings and skylights are not recovered from tenants. We estimate that 30% of our renovation expenditures are recoverable from our tenants over a ten to fifteen year period.

(3)
The capital expenditures incurred for maintenance such as parking lot repairs, parking lot lighting and roofs are classified as deferred maintenance expenditures. These expenditures are billed to tenants as common area maintenance expense and the majority is recovered over a five to fifteen year period.

Deferred Leasing Costs Capitalized
(In thousands)

	2017	2016
Quarter ended:
March 31,	$492	$1,691
June 30,	794	845
September 30,	544	786
December 31,	565	1,012
	$2,395	$4,334

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of December 31, 2017

Properties Opened During the Year Ended December 31, 2017
(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	Opening Date	Initial Unleveraged Yield
Outlet Center:
The Outlet Shoppes at Laredo	Laredo, TX	65%	357,755	$69,936	$70,662	Apr-17	9.6%

Mall Expansions:
Kirkwood Mall - Lucky 13 (Lucky's Pub)	Bismarck, ND	100%	6,500	3,200	3,205	Sep-17	7.6%
Mayfaire Town Center - Phase I	Wilmington, NC	100%	67,766	19,073	12,718	Feb-17	8.4%
			74,266	22,273	15,923

Total Properties Opened			432,021	$92,209	$86,585

(1)	Total Cost is presented net of reimbursements to be received.

(2)	Cost to Date does not reflect reimbursements until they are received.

Redevelopment Completed During the Year Ended December 31, 2017
(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	Opening Date	Initial Unleveraged Yield
Mall Redevelopments:
College Square - Partial Belk Redevelopment (Planet Fitness) (3)	Morristown, TN	100%	20,000	$1,549	$1,434	Mar-17	9.9%
Dakota Square Mall - Partial Miracle Mart Redevelopment (T.J. Maxx)	Minot, ND	100%	20,755	1,929	1,586	May-17	12.3%
East Towne Mall - Lucky 13	Madison, WI	100%	7,758	3,014	2,001	Oct-17	6.5%
Hickory Point Mall Redevelopment (T.J. Maxx/Shops)	Forsyth, IL	100%	50,030	4,070	2,689	Sep-17	8.9%
Pearland Town Center - Sports Authority Redevelopment (Dick's Sporting Goods)	Pearland, TX	100%	48,582	7,069	6,325	Apr-17	12.2%
South County Center - DXL	St. Louis, MO	100%	6,792	1,266	1,137	Jun-17	21.1%
Stroud Mall - Beauty Academy	Stroudsburg, PA	100%	10,494	2,167	1,932	Jun-17	6.6%
Turtle Creek Mall - Ulta Beauty	Hattiesburg, MS	100%	20,782	3,050	1,763	Apr-17	6.7%
York Galleria - Partial JCP Redevelopment (Gold's Gym/Shops)	York, PA	100%	40,832	5,222	3,837	Jul-17	12.8%
York Galleria - Partial JCP Redevelopment (H&M/Shops)	York, PA	100%	42,672	5,582	4,363	Apr-17	7.8%
			268,697	34,918	27,067

Associated Center Redevelopment:
The Landing at Arbor Place - Ollie's	Atlanta (Douglasville), GA	100%	28,446	1,946	1,813	Aug-17	8.6%

Total Redevelopment Completed			297,143	$36,864	$28,880

(1)	Total Cost is presented net of reimbursements to be received.

(2)	Cost to Date does not reflect reimbursements until they are received.

(3)	This property was sold in May 2017.

Properties Under Development at December 31, 2017
(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	Expected Opening Date	Initial Unleveraged Yield
Community Center:
The Shoppes at Eagle Point (3)	Cookeville, TN	50%	233,715	$22,565	$10,167	Fall-18	8.2%

Mall Expansion:
Parkdale Mall - Restaurant Addition	Beaumont, TX	100%	4,700	1,315	1,143	Spring-18	10.4%

Mall Redevelopments:
Eastland Mall - JCP Redevelopment (H&M/Outback/Planet Fitness)	Bloomington, IL	100%	64,383	14,004	492	Summer-18	6.4%
East Towne Mall - Flix Brewhouse	Madison, WI	100%	40,795	9,999	5,882	Spring-18	8.4%
Friendly Center - O2 Fitness	Greensboro, NC	50%	27,048	2,285	116	Spring-18	10.3%
York Galleria - Partial JCP Redevelopment (Marshalls)	York, PA	100%	21,026	2,870	477	Winter-18	11.0%
			153,252	29,158	6,967

Total Properties Under Development			391,667	$53,038	$18,277

(1)	Total Cost is presented net of reimbursements to be received.

(2)	Cost to Date does not reflect reimbursements until they are received.

(3)	The Company will fund 100% of the required equity contribution. The remainder of the project will be funded through a construction loan with a total borrowing capacity of $36,400.

Shadow Pipeline of Properties Under Development at December 31, 2017
(Dollars in thousands)

Property	Location	CBL Ownership Interest	Total Project Square Feet	CBL's Share of Estimated Total Cost (1)	Expected Opening Date	Initial Unleveraged Yield
Mall Expansion:
Northgate Mall - Sears Auto Center Redevelopment (Aubrey's/Panda Express)	Chattanooga, TN	100%	7,000 - 8,000	$1,600 - $2,000	Winter-18	7.0% - 8.0%
Volusia Mall - Sears Auto Center Redevelopment (Bonefish Grill/Casual Pint/Metro Diner)	Daytona Beach, FL	100%	22,000 - 25,000	9,000 - 11,000	Winter-18	7.0% - 8.0%
Total Shadow Pipeline			29,000 - 33,000	$10,600 - $13,000

(1)	Total Cost is presented net of reimbursements to be received.